ICO, INC. DECLARES CASH DIVIDEND

HOUSTON, TEXAS, April 16, 2010 – ICO, Inc. (Nasdaq GM: ICOC), a global producer of custom polymer powders and plastic film concentrates, today announced that the Company’s Board of Directors has declared a cash dividend of $0.05 per common share, payable April 29, 2010, to shareholders of record as of April 23, 2010.

On December 2, 2009, the Company announced the execution of a merger agreement with A. Schulman, Inc. (Nasdaq-GS: SHLM).  The transaction is expected to close on April 30, 2010, subject to approval of ICO’s shareholders at a special meeting scheduled for April 28, 2010.  The merger agreement allows ICO to issue a quarterly dividend, not to exceed $0.05 per common share, and the Company has obtained the consent of its lenders to pay this dividend.

“We are very pleased that our strong performance enables us to pay the $0.05 per share dividend this month,” said A. John Knapp, Jr., President and Chief Executive Officer of ICO, Inc.  “According to our preliminary figures for the fiscal second quarter ended March 31, 2010, our earnings results have exceeded the financial targets called for under the merger agreement allowing us to pay the dividend.”

About ICO, Inc.

With 20 locations in 9 countries, ICO produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.  Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.  Contact:  CFO – Bradley T. Leuschner at 713-351-4100.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding expected synergies resulting from the merger of A. Schulman and ICO, combined operating and financial data, the combined company’s plans, objectives, expectations and intentions and whether and when the transactions contemplated by the merger agreement will be consummated.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.   Such risks and uncertainties include:  the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the shareholders of ICO and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in A. Schulman’s and ICO’s respective reports filed with the SEC, including A. Schulman’s annual report on Form 10-K for the year ended August 31, 2009, and quarterly report on Form 10-Q for the quarter ended February 28, 2010, and ICO’s annual report on Form 10-K for the year ended September 30, 2009, and quarterly report on Form 10-Q for the quarter ended December 31, 2009, in each case, as such reports may have been amended.  This document speaks only as of its date, and A. Schulman and ICO each disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, A. Schulman has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-164085) on December 30, 2009, containing a preliminary  proxy statement/prospectus, and Amendment Nos. 1, 2 and 3 to the Registration Statement on February 8, 2010, March 11, 2010, and March 22, 2010, respectively.  SHAREHOLDERS OF ICO ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement/prospectus has been mailed to shareholders of ICO. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov, from A. Schulman, Inc. at its web site, www.aschulman.com, or from ICO, Inc. at its web site, www.icopolymers.com, or 1811 Bering Drive, Suite 200, Houston, Texas, 77057, attention: Corporate Secretary.

Participants in Solicitation

A. Schulman and ICO and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning the proposed directors and executive officers of the combined company, A. Schulman’s and ICO’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive proxy statement/prospectus filed by A. Schulman’s (Reg. No. 333-164085) with the SEC on March 29, 2010 and in each company’s Form 10-K, as amended, for the year ended August 31, 2009 in respect of A. Schulman and for the year ended September 30, 2009 in respect of ICO.